Exhibit (n)(1)(I)
MULTIPLE CLASS PLAN
Pursuant to Rule 18f-3
SCHEDULE A
PL Portfolio Optimization Conservative
PL Portfolio Optimization Moderate-Conservative
PL Portfolio Optimization Moderate
PL Portfolio Optimization Moderate-Aggressive
PL Portfolio Optimization Aggressive
PL Money Market Fund
PL Floating Rate Loan Fund
PL Small-Cap Value Fund
PL Main Street Core Fund
PL Emerging Markets Fund
PL Small-Cap Growth Fund
PL International Value Fund
PL Large-Cap Value Fund
PL Short Duration Bond Fund
PL Growth LT Fund
PL Mid-Cap Equity Fund
(formerly called Mid-Cap Value)
PL Large-Cap Growth Fund
PL International Large-Cap Fund
PL Managed Bond Fund
PL Inflation Managed Fund
PL Comstock Fund
PL Mid-Cap Growth Fund
PL Real Estate Fund
Effective: July 1, 2008
AGREED TO & ACCEPTED BY:
PACIFIC LIFE FUNDS

By:	/s/ Howard T. Hirakawa

Name:	Howard T. Hirakawa
Title:	Vice President
PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Mary Ann Brown	BY:	/s/ Audrey L. Milfs

Name:	Mary Ann Brown	Name:	Audrey L. Milfs
Title:	Senior Vice President	Title:	Vice President & Secretary